Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
KEVIN L. BARNETT
(614) 870-5603

CORE MOLDING TECHNOLOGIES ANNOUNCES UNIVERSAL SHELF REGISTRATION BECOMES EFFECTIVE

COLUMBUS, Ohio - November 26, 2014 - Core Molding Technologies, Inc. (NYSE MKT: CMT) today announced that the universal shelf registration statement originally filed on Form S-3 on November 14, 2014 with the United States Securities and Exchange Commission (“SEC”) has become effective.

The registration statement is intended to provide the Company with flexibility to access the public capital markets in order to respond to strategic business opportunities. The registration statement provides the opportunity for the Company to offer and sell, from time to time, up to $50 million of securities in the forms of senior, subordinated or convertible debt securities, warrants, units, common and preferred stock or any combination thereof. The terms of any securities offered under the registration statement, and intended use of proceeds, will be established at the times of the offerings and will be described in prospectus supplements filed with the SEC at the times of the offerings.

“We believe having a shelf registration statement already filed provides the Company with the flexibility to fund our strategic business opportunities through the public capital markets,” said Kevin L. Barnett, President and Chief Executive Officer. “The Company does not have any immediate plans to issue securities under the registration statement at this time,” Barnett continued.

This press release is not an offer to sell or a solicitation of an offer to buy, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

A copy of the shelf registration statement on Form S-3 and copies of the prospectus supplements relating to any offerings under the registration statement, when available, can be accessed on the Core Molding Technologies, Inc. and the SEC’s websites at http://www.coremt.com and http://www.sec.gov, respectively.

Core Molding Technologies, Inc. is a manufacturer of sheet molding compound (SMC) and molder of fiberglass reinforced plastics. Core specializes in large-format moldings and offers a wide range of fiberglass processes, including compression molding of SMC, glass mat thermoplastics (GMT) and bulk molding

Exhibit 99.1

compounds (BMC); spray-up, lay-up, resin transfer (RTM) and vacuum resin transfer molding (V-RTM). Additionally, the company offers liquid molding of dicyclopentadiene (DCPD). Core serves a wide variety of markets, including the medium and heavy-duty truck, marine, automotive, agriculture, construction and other commercial products. Headquartered in Columbus, Ohio, Core maintains plants in Columbus and Batavia, Ohio; Gaffney, South Carolina and Matamoros, Mexico. For further information, visit the company's website at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies' operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies' control. These uncertainties and factors could cause Core Molding Technologies' actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this report: business conditions in the plastics, transportation, marine and commercial product industries; federal and state regulations (including engine emission regulations); general economic, social and political environments in the countries in which Core Molding Technologies operates; safety and security conditions in Mexico; dependence upon certain major customers as the primary source of Core Molding Technologies' sales revenues; efforts of Core Molding Technologies to expand its customer base; the actions of competitors, customers, and suppliers; failure of Core Molding Technologies' suppliers to perform their obligations; the availability of raw materials; inflationary pressures; new technologies; regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract and retain key personnel; federal, state and local environmental laws and regulations; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management's decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies' other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2013 Annual Report to Shareholders on Form 10-K.